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                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

LIFETIME GWB RIDER
SPECIFICATIONS                   [Single Life Version, Joint Life Version]

EFFECTIVE DATE:                  [February 15, 2009]

MINIMUM LIFETIME INCOME AGE:     [59 1/2]

INITIAL TOTAL GUARANTEED
WITHDRAWAL AMOUNT:               [$100,000.00]

MAXIMUM BENEFIT AMOUNT:          [$10,000,000]

LIFETIME GWB WITHDRAWAL RATE:    [[4%] if first withdrawal is taken before the
                                 contract anniversary prior to the Owner's (or oldest Joint Owner's or Annuitant's if Owner is a non-natural person) attained age [65].

                                 [5%] if first withdrawal is taken on or after the Effective Date or the contract anniversary prior to the Owner's (or oldest Joint Owner's or Annuitant's if Owner is a non-natural person) attained age [65].

                                 [6%] if first withdrawal is taken on or after the Effective Date or the contract anniversary prior to the Owner's (or oldest Joint Owner's or Annuitant's if Owner is a non-natural person) attained age [76.] for Single Life Version,

                                 [4%] if first withdrawal is taken before the contract anniversary prior to the youngest covered person's attained age [65].

                                 [5%] if first withdrawal is taken on or after the Effective Date or the contract anniversary prior to the youngest covered person's attained age [65].

                                 [6%] if first withdrawal is taken on or after the Effective Date or the contract anniversary prior to the youngest covered person's attained age [76.] for Joint Life Version]

AUTOMATIC STEP-UP DATE:          [Every Contract Anniversary following the
                                 Effective Date]

MAXIMUM AUTOMATIC STEP-UP AGE:   [90]

LIFETIME GWB MAXIMUM FEE RATE:   [1.60% for Single Life Version, 1.80% for Joint
                                 Life Version]

LIFETIME GWB FEE RATE:           [1.00% for Single Life Version, 1.20% for Joint
                                 Life Version]

LIFETIME GWB CANCELLATION
WINDOW PERIODS:                  [30 day period following the 5th,, 10th, and
                                 15th and later Anniversaries following the Effective Date]

GUARANTEED PRINCIPAL
ADJUSTMENT ELIGIBILITY DATE:     [15th Anniversary following the Effective Date]

ALLOCATION, TRANSFER AND
REBALANCING LIMITS:

   LIFETIME GWB INVESTMENT
   DIVISIONS:                    [All Subaccounts are available]

   PLATFORM 1 MINIMUM
   PERCENTAGE:                   [No Limits Apply]

   PLATFORM 1 INVESTMENT
   DIVISIONS:                    [Not Applicable]

   PLATFORM 2 MAXIMUM
   PERCENTAGE:                   [No Limits Apply]

   PLATFORM 2 INVESTMENT
   DIVISIONS:                    [Not Applicable]

   PLATFORM 3 MAXIMUM
   PERCENTAGE:                   [No Limits Apply]

6028-ELGWB (7/09)

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   PLATFORM 3 INVESTMENT
   DIVISIONS:                    [Not Applicable]

   PLATFORM 4 MAXIMUM
   PERCENTAGE:                   [No Limits Apply]

   PLATFORM 4 INVESTMENT
   DIVISIONS:                    [Not Applicable]

For IRAs and other contracts subject to Section 401(a)(9) of the Internal Revenue Code, you may be required to take withdrawals to fulfill minimum distribution requirements. These required distributions may be larger than the ABP. AFTER THE FIRST CONTRACT YEAR, we will increase your ABP to equal your required minimum distribution amount for that year, if such amounts are greater than your ABP. YOU MUST BE ENROLLED ONLY IN THE AUTOMATED REQUIRED MINIMUM DISTRIBUTION PROGRAM AND THE FREQUENCY OF YOUR WITHDRAWALS MUST BE ANNUAL TO QUALIFY FOR THIS INCREASE IN THE ABP. YOU MAY NOT BE ENROLLED IN ANY OTHER SYSTEMATIC WITHDRAWAL PROGRAM. Otherwise, this Rider may have limited usefulness for these required distributions and may not be appropriate because your ABP will not be increased to the required minimum distribution amount and the total payments that the Lifetime GWB Rider guarantees you or, if available, your Beneficiary will receive from the Contract over time may be less than the initial TGWA and may reduce the lifetime income guaranteed under this rider. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

6028-ELGWB (7/09)